                                                                   EXHIBIT 4(a)

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                                   PACIFICORP
                            (AN OREGON CORPORATION)

                                       TO

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK
                            (A NEW YORK CORPORATION)

                                AS TRUSTEE UNDER PACIFICORP'S
                                  MORTGAGE AND DEED OF TRUST,
                                  DATED AS OF JANUARY 9, 1989

                             ---------------------

                          NINTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 1994

                             ---------------------

      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

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
                          NINTH SUPPLEMENTAL INDENTURE

    THIS INDENTURE, dated as of the first day of June, 1994, made and entered into by and between PacifiCorp, a corporation of the State of Oregon, whose address is 700 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the "Company"), and Morgan Guaranty Trust Company of New York, a New York corporation, whose address is 60 Wall Street, New York, New York 10260 (the "Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the "Mortgage"), is executed and delivered by PacifiCorp to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, this indenture (hereinafter called the "Ninth Supplemental Indenture") being supplemental thereto.

    WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Ninth Supplemental Indenture is to be recorded; and

    WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

    WHEREAS, the Company executed, delivered, recorded and filed Supplemental Indentures as follows:

                    DATED AS OF
             -------------------------
First        March 31, 1989
Second       December 29, 1989
Third        March 31, 1991
Fourth       December 31, 1991
Fifth        March 15, 1992
Sixth        July 31, 1992
Seventh      March 15, 1993
Eighth       November 1, 1993;

and

    WHEREAS,  the  Company  has  heretofore  issued,  in  accordance  with   the
provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds, of the series and in the principal amounts as follows:

                                                                    AGGREGATE          AGGREGATE
                                                                PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                        SERIES                      DUE DATE         ISSUED           OUTSTANDING
                        -------------------------  -----------  -----------------  -----------------
First        --         10.45%                       1/9/90     $         500,000                  0
Second       --         Medium-Term Notes, Series    various          250,000,000  $     250,000,000
                        A
Third        --         Medium-Term Notes, Series    various          200,000,000        175,000,000
                        B
Fourth       --         Medium-Term Notes, Series    various          300,000,000        289,428,781
                        C
Fifth        --         Medium-Term Notes, Series    various          250,000,000        250,000,000
                        D
Sixth        --         C-U                          various          250,432,000        236,471,000
Seventh      --         Medium-Term Notes, Series    various          500,000,000        500,000,000
                        E
Eighth       --         6 3/4%                      4/1/2005          150,000,000        150,000,000
Ninth        --         Medium-Term Notes, Series    various          480,000,000        480,000,000
                        F
Tenth        --         E-L                          various           71,200,000         71,200,000;

and

    WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

    WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

    WHEREAS,  the  execution  and  delivery   by  the  Company  of  this   Ninth
Supplemental Indenture, and the terms of the bonds of the Eleventh Series hereinafter referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section
1.06 of the Mortgage), unto Morgan Guaranty Trust Company of New York, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted) now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including the properties described in Articles IV and V hereof, and including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

    IT IS  HEREBY AGREED  by the  Company  that, subject  to the  provisions  of
Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby.

    PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system;
(7) the Company's franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; (9) all properties that PacifiCorp, a Maine corporation, and/or Utah Power & Light Company, a Utah corporation, had contracted to dispose of and that had been released from the liens of the Pacific Mortgage and the Utah Mortgage, respectively, prior to January 9, 1989, but title to which properties had not passed to the grantee(s) thereof as of said date; and (10) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
Article XV of the Mortgage by reason of the occurrence of a Default;

    AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, is now or hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that is now or may in accordance with the Mortgage hereafter become designated as a Class "A" Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class "A" Mortgage;

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto Morgan Guaranty Trust Company of New York, as Trustee, and its successors and assigns forever;

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Ninth Supplemental Indenture being supplemental to the Mortgage.

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

    The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

                                   ARTICLE I

                            ELEVENTH SERIES OF BONDS

    SECTION 1.01. There shall be a series of bonds designated "Secured Medium-Term Notes, Series G" (herein sometimes referred to as the Eleventh Series), each of which shall also bear the descriptive title "First Mortgage and Collateral Trust Bond," and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

     (I) Bonds of the Eleventh Series shall mature on such date or dates not less than nine months nor more than 100 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and shall be issued as fully registered bonds in the denomination of Two Thousand Dollars and, at the option of the Company, of any multiple or multiples of Two Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

    The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and of appurtenant coupons, for the Eleventh Series and to provide for exchangeability of such coupon bonds with the bonds of the Eleventh Series issued hereunder in full registered form and to make all appropriate provisions for such purpose.

    (II) Bonds of the Eleventh Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Eleventh Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

    Interest payable on any bond of the Eleventh Series and punctually paid or duly provided for on any interest payment date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such interest payment date; provided, however, that the first payment of interest on any bond with an Issue Date (as hereinafter specified) between a Record Date and an interest payment date or on an interest payment date will be made on the interest payment date following the next succeeding Record Date to the registered owner on such next Record Date (unless the Company elects, in its sole discretion, to pay such interest on the first interest payment date after the Issue Date, in which case such interest will be paid to the person in whose name the bond is originally issued), provided, further, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. The "Record Date" with respect to bonds of the Eleventh Series of a designated interest rate and maturity shall be determined by or in accordance with a Resolution filed with the Trustee. "Issue Date" with respect to bonds of the Eleventh Series of a designated interest rate and maturity shall mean the date of first authentication of bonds of such designated interest rate and maturity.

    Any interest on any bond of the Eleventh Series which is payable but is not punctually paid or duly provided for, on any interest payment date for such bond (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

         (i) The Company may elect to make payment of any Defaulted Interest on the bonds of the Eleventh Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Eleventh Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Eleventh Series at his address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Eleventh Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

        (ii) The Company may make payment of any Defaulted Interest on the bonds of the Eleventh Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

    Subject to the foregoing provisions of this Section, each bond of the Eleventh Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

   (III) The principal of and interest on each bond of the Eleventh Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with a Resolution filed with the Trustee.

   (IV) Each bond of the Eleventh Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee. The Company may redeem any of the bonds of the Eleventh Series which are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice in accordance with Section 12.02 of the Mortgage.

    (V) Each bond of the Eleventh Series may be subject to the obligation of the Company to prepay or purchase such bond at the option of the holder thereof, as determined by or in accordance with a Resolution filed with the Trustee.

   (VI) Each bond of the Eleventh Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage and as may be determined by or in accordance with a Resolution filed with the Trustee.

  (VII) At the option of the registered owner, any bonds of the Eleventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

  (VIII) Bonds of the Eleventh Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Eleventh Series, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Eleventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Eleventh Series.

   (IX) After the execution and delivery of this Ninth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Ninth Supplemental Indenture, it is contemplated that there shall be issued from time to time bonds of the Eleventh Series in an aggregate principal amount not to exceed Five Hundred Million Dollars ($500,000,000). Bonds of the Eleventh Series shall be issued pro rata on the basis of Class "A" Bonds of the Fifty-seventh Series, designated "First Mortgage Bond Medium-Term Notes, Series G," issued under each of the Utah Mortgage and the Pacific Mortgage and delivered to the Trustee. The claim of the registered owner of any such Class "A" Bond shall be limited to the principal amount of the bonds of the Eleventh Series issued and Outstanding on the basis of such Class "A" Bond.

    (X) Upon receipt by the Trustee from time to time of a written request or requests (stating that the Trustee holds an aggregate principal amount of Class "A" Bonds of the Fifty-seventh Series, designated "First Mortgage Bond Medium-Term Notes, Series G," issued under the Utah Mortgage and the Pacific Mortgage which exceeds the principal amount of bonds of the Eleventh Series then Outstanding and stating the amount of such excess and the principal amount of any such Class "A" Bonds to be cancelled) executed by an Authorized Executive Officer of the Company, the Trustee shall return to the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, for cancellation, a principal amount of Class "A" Bonds issued in the name of and held by the Trustee with respect to bonds of the Eleventh Series not to exceed the excess of the principal amount of such Class "A" Bonds then so held over the principal amount of bonds of the Eleventh Series then Outstanding. Upon cancellation of any such principal amount of Class "A" Bonds, the Trustee shall receive from the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, a Class "A" Bond in the principal amount not so cancelled.

   (XI) The Trustee shall, within 30 days after any due date for the payment of interest or principal on bonds of the Eleventh Series, with respect to which due date full payment has not been made, notify in writing (signed by the President, a Vice President, an Assistant Vice President or a Trust Officer) the corporate trustees under each of the Utah Mortgage and Pacific Mortgage that interest or principal due and payable on such bonds has not been fully paid and the amount of funds required to make such payment. If after such notice is given, the Company cures the nonpayment within the cure period permitted in the Mortgage, the Trustee shall, as soon as practicable, notify the corporate trustees under the Utah Mortgage and Pacific Mortgage of such cure.

                                   ARTICLE II

               THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS
              REGARDING PROPERTIES EXCEPTED FROM LIEN OF MORTGAGE

    SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Eighth Series, or any series of bonds subsequently created under the Mortgage (including the bonds of the Eleventh Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

        "(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC Section 7651, ET SEQ., as now in effect or as hereafter supplemented or amended."

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

    SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Eleventh Series or any subsequent series shall be determined only under the laws of the State of New York.

    SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Ninth Supplemental Indenture, have the meanings specified in the Mortgage.

    SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in
Article XIX of the Mortgage shall apply to and form part of this Ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Ninth Supplemental Indenture.

    SECTION 3.04. Whenever in this Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 3.05. Nothing in this Ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

    SECTION 3.06. This Ninth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE IV

                        SPECIFIC DESCRIPTION OF PROPERTY
                        (Added to Pacific Power System)

    The following described properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Pacific Power Division of the Company's electric utility systems, or for other purposes, as hereinafter indicated, respectively:

                 C--ELECTRIC SUBSTATIONS AND SWITCHING STATIONS

    All of the following described real property in the States of Oregon, Washington and Wyoming used by the Company in connection with the operation and maintenance of the electric substations hereinafter designated:

C-205--HOLLADAY SUBSTATION

    Land in MULTNOMAH County, State of OREGON

        C-205 ITEM 3: A tract of land located in Section 35, Township 1 North, Range 1 East, W.M., described as follows:

        Parcel 1 of partition Plat No. 1992-20 in the City of Portland (Commonly known as the East Half of Lots 5 and 6 of Block 76 of Holladay's Addition to East Portland).

C-340--LAKEPORT SUBSTATION

    Lands in KLAMATH County, State of OREGON

    Land additional to and adjoining the tract described in C-340 Item, described as follows:

        C-340 ITEM 2: A tract of land situate in the Northeast Quarter of the Southeast Quarter of Section 19, Township 38 South, Range 9 East of the Willamette Meridian, described as follows:

        Beginning at a point which is north a distance of 2564.5 feet and west a distance of 1337.2 feet from the iron axle which marks the southeast corner of Section 19, said point of beginning also being on the southerly right of way of Front Street (now known as Hank's Street) which point is 30.0 feet east of the northeast corner of Block 2, Klamath Lake Addition, as shown on the official plat of said Klamath Lake Addition on file in the County Clerk's office in Klamath County, Oregon; and running south along the 1/16 line on the west side of the northeast quarter of the southeast quarter of said Section 19, a distance  of 220.0  feet to  the true  point of  beginning; thence north
       70 DEG. 53' east a distance of 232.3 feet; thence north 36 DEG. 12'  east to  the south right of way  line of Lakeport Blvd., thence southeasterly along said right of way line to the northwest corner of that property conveyed to Ralph Smith and Alice Smith, husband and wife and William Smith and Wendell Smith, and described as Parcel 2 in Deed

        Volume 215 at page 170, Deed Records of Klamath County, Oregon, thence southerly along the westerly line of said Deed Volume 215 at page 170, Deed Records of Klamath County, Oregon to the southwest corner thereof, thence west to the southeast corner of that certain property described in Deed Volume 285 on page 444, Deed Records of Klamath County, Oregon, said point being west 210 feet from the west line of the northeast quarter of the southeast quarter of said Section 19; thence north 260 feet to the northeast corner of that certain property described in Deed Volume 296, page 177, Deed Records of Klamath County, Oregon, thence west along the north line of said Deed Volume 210 feet to the west line of the northeast quarter of the southeast quarter of said Section 19, thence north along said west line to the point of beginning.

C-425--VOELKER SUBSTATION

    Lands in YAKIMA County, State of WASHINGTON

        C-425 ITEM: A tract of land in Section 30, Township 13 North, Range 19 East, Willamette Meridian, described as follows:

        That portion of Parcel "B" of Short Plat recorded in Book 91 of Short Plats, Page 121, under Auditor's File No. 2937427, Records of Yakima County, Washington, described as follows:

        Beginning  at a point on the west line of said Parcel "B", a distance of
        58.00 feet south, from the northwest corner thereof; thence north 0 DEG. 5' 30" west, a distance of 58.00 feet to said northwest corner; thence north 89 DEG. 46' 12" east, reference bearing, along the north line of said Parcel "B", to the northeast corner thereof; thence south 19 DEG. 25' 35" east, along the east line of said Parcel "B", a distance of
        350.30 feet, to the southeast corner thereof; thence north 90 DEG. 00' 00" west along the south line of said Parcel "B", and said south line extended, a distance of 375.00 feet; thence north 19 DEG. 25' 35" west, a  distance of  287.30 feet more  or less  to a point  which bears north
       89 DEG. 46' 12" east of the point of beginning; thence south 89 DEG.  46'
        12"  west,  a distance  of  154.42 feet  more or  less  to the  point of beginning.

C-426--BIG THREE SUBSTATION

    Lands in NATRONA County, State of WYOMING

        C-426 ITEM: That part of the Big Three Addition to the City of Casper land situated in the Northeast Quarter of the Southeast Quarter and the Southeast Quarter of the Southeast Quarter of Section 7, Township 33 North, Range 79 West, 6th Principal Meridian, described as follows:

        Beginning at the southwest corner of said Big Three Addition; thence north 33 DEG. 30' 11" east a distance of 275.99 feet along the west line of said Big Three Addition to the northwest corner of the parcel being described; thence north 89 DEG. 45' 07" east a distance of 332.29 feet along a line parallel to the south line of said Big Three Addition to the northeast corner of the parcel being described; thence south 8 DEG. 02' 31" west a distance of 177.53 feet along a line parallel to the east line of said Big Three Addition to a point; thence north 78 DEG. 10' 00" west a distance of 10.13 feet to a point; thence south 6 DEG. 40' 00" west a distance of 56.33 feet to a point on the south line of said Big Three Addition; thence south 89 DEG. 45' 07" west a distance of 443.34 feet along the south line of said Big Three Addition to the point of beginning.

C-427--CHERRY LANE SUBSTATION

    Lands in JEFFERSON County, State of OREGON

        C-427 ITEM: A parcel of land in the Southwest Quarter of the Southwest Quarter of Section 25, Township 10 South, Range 13 East of the Willamette Meridian, described as follows:

        Beginning at the southwest section corner of said Section 25; thence along the south line of said Section 25, south 89 DEG. 24' 45" east,
        945.54 feet to a point on said south line that bears north 89 DEG. 24' 45" west, 380.10 feet from the southeast corner of said southwest quarter of the southwest quarter for a true point of beginning; thence perpendicular to said south line north 00 DEG. 35' 15" east, 380.00 feet to a point; thence parallel with said south line south 89 DEG. 24' 45" east, 376.51 feet to a point on the east line of said southwest quarter of the southwest quarter; thence along said east line south 00 DEG. 02' 44" west, 380.02 feet to the southeast corner of said southwest quarter of the southwest quarter; thence along said south line north 89 DEG. 24' 45" west, 380.10 feet to the true point of beginning.

C-428--DAIRY SUBSTATION

    Lands in KLAMATH County, State of OREGON

        C-428 ITEM: A parcel of land located in Section 25, Township 38 South, Range 10 East of the Willamette Meridian, described as follows:

        Commencing at a 1/2" iron pin monumenting the east quarter corner of said Section 25; thence south 00 DEG. 30' 58" west, along the west boundary of Section 31 in Township 38 South, Range 11 1/2 East 286.38 feet to a 5/8" iron pin monumenting the northwest corner of Government
        Lot 2 in said Section 31 for  the true point of beginning; thence  south
       88  DEG. 56' 11" east, along the north boundary of said Lot 2, a distance of 490.09 feet to a 5/8" iron pin monumenting northeast corner  thereof;
        thence South 00 DEG. 30' 33" west, along the east boundary of said Lot 2, a distance of 176.22 feet to a 5/8" iron pin witness monument; thence continue along said east lot boundary, south 00 DEG. 30' 33" west 10.00 feet to intersect the northerly right of way line of the Klamath Falls-Lakeview Highway No. 140; thence south 87 DEG. 50' 04" west, along said right of way line 490.63 feet to intersect the aforesaid west boundary of Section 31; thence north 00 DEG. 30' 58" east along said west boundary, 10.00 feet to a 5/8" iron pin witness monument; thence continue along said west boundary, north 00 DEG. 30' 58" east 203.87 feet to the true point of beginning.

        Saving and excepting therefrom that parcel conveyed to California Oregon Power Company by Deed recorded March 21, 1952, in Deed Volume 253 on page 538, records of Klamath County, Oregon.

                              H--OFFICE BUILDINGS

    The following office and service centers of the Company in the State of Oregon include the following described real property:

H-46--PORTLAND OFFICE BUILDING (LLOYD TOWER CENTER)

    In MULTNOMAH County, State of OREGON

        H-46 ITEM: All of Blocks 94 through 99, inclusive, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, together with those portions of N.E. Wasco Street as vacated by Ordinance No. 106007; and of N.E. Clackamas Street as vacated by Ordinance No. 41807 and of N.E. 8th Avenue as vacated by Ordinance No.'s 41806 and 106007, which inured thereto, EXCEPTING THEREFROM the north 10 feet of Blocks 96 and 97 and that portion of vacated N.E. 8th Avenue which inured thereto; the east 10 feet of Blocks 97, 98 and 99 and those portions of vacated N.E. Wasco Street and vacated N.E. Clackamas Street which inured thereto; the south 10 feet of Blocks 94 and 99 and that portion of vacated N.E. 8th Avenue which inured thereto; and the west 10 feet of Blocks 94, 95 and 96 and those portions of vacated N.E. Wasco Street and vacated N.E. Clackamas Street which inured thereto as deeded to the City of Portland for street purposes by Book 1373, Page 1220, recorded August 9, 1979, and by Book 1863, Page 141, recorded September 20, 1957; together with appurtenant rights created by a Bridge Easement Agreement dated December 3, 1986 between Lloyd Corporation, Ltd., a California corporation and SI-Lloyd Associates Limited Partnership, an Indiana limited partnership recorded December 3, 1986 in Book 1960, Page 636 and amended by Amendment and Restatement of Easement Agreement recorded February 18, 1987 in Book 1980, Page 2864, and by instrument recorded October 23, 1990 in Book 2355, Page 1856, Deed Records of Multnomah County.

H-47--PORTLAND COMPUTER CENTER (WASCO BUILDING)

    In MULTNOMAH County, State of OREGON

        H-47 ITEM: Block 70, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, EXCEPTING THEREFROM the west 10 feet of Lots 1, 2, 3 and 4 taken for the widening of N.E. Union Avenue.

                          J--MISCELLANEOUS REAL ESTATE

    All of the following described real property of the Company located in the State of Oregon held for future use as transmission line rights of way, namely:

J-42--Lands in JOSEPHINE County, State of OREGON

    J-42 ITEM 2: A tract of land situated in the Southeast Quarter of Section 19, Township 36 South, Range 5 West, of the Willamette Meridian, described as follows:

        Beginning at a point which is 1755 feet north and 1302 feet east of the south quarter corner of said Section, said point being on the west boundary of the county road; thence north 106 feet, more or less, to the southeast corner of a parcel of land conveyed to the Union Oil Company, by Deed recorded in Deed Book 54, at page 454; thence west 203 feet to the center of irrigation ditch; thence south 10 DEG. 20' 00" east along the center of said ditch 107.64 feet to a point west of the point of beginning; thence east 184 feet to the point of beginning.

        LESS AND EXCEPT that portion lying within relocated 6th Street as described in Final Order in Case No. 77-557-L, Josephine County Court Records.

J-59--Lands in JACKSON County, State of OREGON

    J-59 ITEM: The Southwest Quarter, the West Half of the Southeast Quarter, and Lots 3 and 4 of Section 35, Township 36 South, Range 1 West of the Willamette Meridian.

J-60--Lands in JACKSON County, State of OREGON

    J-60 ITEM: Tracts 35-56 inclusive and Tracts 64 and 65 of ELEVEN-EIGHTY ORCHARD TRACT, according to the official plat recorded in Jackson County.

                                   ARTICLE V

                        SPECIFIC DESCRIPTION OF PROPERTY
                          (ADDED TO UTAH POWER SYSTEM)

    The following described properties of the Company, owned as of the date hereof, and used (or held for future development and use in connection with the Utah Power Division of the Company's electric utility systems, or for other purposes, as hereinafter indicated respectively:

BEAR RIVER FLOOD PLAIN--PARCEL NUMBER: I2B01006

    Lands in BEAR LAKE County, State of IDAHO

        Parcel #1:
        A Tract of land in Section 1, Township 13 South, Range 43 East of the Boise Meridian, and in Section 6, Township 13 South, Range 44 East of the Boise Meridian, more particularly described as follows:

        Beginning at the Northwest Corner of Section 6, Township and Range aforesaid, and running thence South 0 DEG. 05' 05" East 1562.81 feet (shown of record as North); thence South 62 DEG. 45' 24" West 370.68 feet; thence  South 75  DEG.  47' 42"  West  439.36 feet;  thence  South
       68  DEG. 10'  20" West  886.81 feet;  thence South  48 DEG.  17' 09" West
        719.09 feet; thence  South 89 DEG.  45' 15" West  1848.16 feet along  an existing fence line; thence South 0 DEG. 16' 35" East 1280.10 feet along an existing fence line; thence South 89 DEG. 59' 11" East 589 feet along an existing fence line; thence North 35 DEG. 25' 26" East 344.28 feet along an existing fence line; thence North 68 DEG. 35' 07" East 2909.70 feet (shown of record as North 68 DEG. 00' East) along an existing fence line; thence South 16 DEG. 30' East 710.69 feet (shown of record as 660 feet) along an
        existing fence line; thence North 58 DEG. 00' East 280.5 feet along an existing fence line; thence North 2 DEG. 45' 05" East 495 feet (shown South of Record; thence North 89 DEG. 44' 58" East 2133.70 feet along an existing fence line; thence North 15 DEG. 01' 55" East 685.55 feet along an existing fence line; thence South 80 DEG. 30' East 409.92 feet, more or less, to the Bear River; thence along the West bank of the Bear River along the following 8 courses: thence North 24 DEG. 05' 40" West 29.19 feet; thence  North 35  DEG.  50' 57"  East  199.84 feet;  thence  North
       42 DEG. 28' 29" East 253.13 feet; thence North 10 DEG. 06' 46" East 85.58 feet;  thence  North 29  DEG.  20' 00"  West  205.25 feet;  thence North
       27 DEG. 44' 24" West 296.85 feet; thence North 1 DEG. 04' 43" East  71.81 feet;  thence North 29 DEG. 54' 42" East 216.96 feet; thence leaving the
        West bank of Bear River and running thence West 94.18 feet; thence North
       22 DEG. 42'  23" West  305.02 feet;  thence North  15 DEG.  04' 37"  East
        501.94  feet;  thence West  2870 feet,  more  or less,  to the  point of beginning.

        Parcel #2:
        TOWNSHIP 12 SOUTH, RANGE 44 EAST OF THE BOISE MERIDIAN:

        Section 31: Beginning at the Southwest Corner of said Section 31 and running thence North 2008 feet; thence East 1475.1 feet; thence North 1056 feet; thence East 412.5 feet; thence South 3064 feet; thence West 1887.6 feet to the point of beginning.

BEAR RIVER FLOOD PLAIN--PARCEL NUMBER: I2B01007

    Lands in BEAR LAKE County, State of IDAHO

        TOWNSHIP 13 SOUTH, RANGE 43 EAST OF THE BOISE MERIDIAN:

        Section 12: NW 1/4 NE 1/4
        Section 1: S 1/2 SE 1/4; and Lot 9

        ALSO:  Beginning at a point in the  center of Outlet, 7 1/2 chains South
        from   the   Northeast    Corner   of   the    Southeast   Quarter    of

        Section 1, Township 13 South, Range 43 East, of the Boise Meridian, and running thence South 58 DEG. West along center of said outlet 4 chains; thence North 16 DEG. 30' West along said Outlet 7 1/2 chains; thence South 72 DEG. West 35 chains to the West boundary line of Lot 10 in said
        Section 1; thence South to the Southwest Corner of said Lot 10; thence East 160 rods, more or less, to the Southeast corner of the NE 1/4 SE 1/4 of said Section 1; thence North 12 1/2 chains, more or less, to the place of beginning.

        TOWNSHIP 13 SOUTH, RANGE 44 EAST OF THE BOISE MERIDIAN:

        Section 6: Commencing at a point 3.50 chains North from the Southwest corner of Section 6, in Township 13 South, Range 44 East of the Boise Meridian, and running thence North 31 DEG. 55' East 25 chains and 42 links; thence North 66 DEG. 30' West 14.50 chains, thence South 27.90 chains, more or less, to the place of beginning.

Together with any and all water rights appurtenant to said property, including but not limited to State of Idaho License and Certificate of Water Right No. 30521, and together with a perpetual right of way described as follows:

        A perpetual unfenced RIGHT-OF-WAY located in the Northwest Quarter of the Southwest Quarter of Section 1, and in the Northeast Quarter of the Southeast Quarter of Section 2, Township 13 South, Range 43 East of the Boise Meridian as follows:

        Beginning at a point on the East line of the Bern Ovid County Road on the North line of the Northeast Quarter of the Southeast Quarter of
        Section 2, Township 13 South, Range 43 East of the Boise Meridian, thence Southeasterly to the Northwest Corner of the Frank Colombo land in Section 1, Township 13 South, Range 43 East Boise Meridian, in Idaho.

DIMPLE DELL SUBSTATION--PARCEL NUMBER: US01014

    Lands in SALT LAKE County, State of UTAH

        Beginning at a  Northeast corner  of the tract  of land  owned by  DAVID
        EVANS MITCHELL and VENITA ELSIE MITCHELL as of June 29, 1993, which point of beginning is South 78 DEG. 02' 11" East 2197.22 feet from the Northwest corner of the Southeast quarter of Section 16, Township 3 South, Range 1 East, Salt Lake Base and Meridian; and running thence West 298.02 feet to the West boundary line of said land; thence South
        311.83 feet along said West boundary line to the Southwest corner of said land; thence South 82 DEG. 42' East 150.43 feet along the South boundary line to a Southeast corner of said land; thence North 150 feet along an East boundary line of said land; thence South 82 DEG. 42' East 150 feet to the East boundary line of said land; thence North 200 feet along said East boundary line to the point of beginning.

LAKEPARK 138KV SUBSTATION--PARCEL NUMBER: US01015

    Lands in SALT LAKE County, State of UTAH

        Beginning at a point which is South 0 DEG. 14' 00" West along the East section line 536.29 feet and North 89 DEG. 52' 12" West 941.98 feet from the East one quarter corner of Section 23, Township 1 South, Range 2 West, Salt Lake Base and Meridian; thence South 0 DEG. 14' 00" West
        687.89 feet; thence North 89 DEG. 58' 00" West 734.35 feet to the West line of a UTAH POWER & LIGHT COMPANY pole line easement shown as Entry No. 2864157, Page 424, Book 4362, Salt Lake County Recorder's office; thence North 0 DEG. 06' 20" West along said West line 689.13 feet; thence South 89 DEG. 52' 12" East 738.43 feet to the point of BEGINNING.

    IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries for and in its behalf, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Assistant Secretaries, all as of the day and year first above written.

[SEAL]                                  PACIFICORP

                                                    By      RICHARD T. O'BRIEN
                                               -------------------------------
                                                    Vice President
Attest:

             JOHN M. SCHWEITZER
  ----------------------------------
         Assistant Secretary
                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK
[SEAL]                                  as Trustee

                                                      By       MICHAEL CULHANE
                                               -------------------------------
                                                    Vice President
Attest:

               MARY E. MCNULTY
  ----------------------------------
         Assistant Secretary

STATE OF OREGON
COUNTY OF MULTNOMAH      ss.:

    On this 12th day of July, 1994, before me, LEE ANN PETRIE, a Notary Public in and for the State of Oregon, personally appeared RICHARD T. O'BRIEN and JOHN
M. SCHWEITZER, known to me to be a Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                               LEE ANN PETRIE
                                     ----------------------------------
                                      My commission expires: April 16,
                                                    1996
[SEAL]                                  Residing at: Portland, Oregon

STATE OF NEW YORK
COUNTY OF NEW YORK       ss.:

    On this 6th day of July, 1994, before me, JOANNE E. ILSE, a Notary Public in and for the State of New York, personally appeared MICHAEL CULHANE and MARY E. MCNULTY, known to me to be a Vice President and Assistant Secretary, respectively, of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                               JOANNE E. ILSE
                                     ----------------------------------
                                      Notary Public, State of New York
                                               No. 01IL5018680
                                         Qualified in Queens County
[SEAL]                               Commission expires: October 4, 1995